Upland Software Reports Second Quarter 2015 Financial Results
- Reports record quarterly revenue and reaffirms guidance

AUSTIN, Texas, Aug. 12, 2015 /PRNewswire/ -- Upland Software, Inc. (NASDAQ: UPLD), a leader in cloud-based Enterprise Work Management applications, today reported its financial results for the second quarter ended June 30, 2015.
Second Quarter 2015 Financial Highlights

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Total revenue was $17.7 million, an increase of 9% from total revenue of $16.2 million in the second quarter of 2014. On a constant currency basis, total revenue was $18.3 million with a year-over-year growth of 13%.

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Subscription and support revenue was $14.0 million, an increase of 19% from subscription and support revenue of $11.8 million in the second quarter of 2014. On a constant currency basis, year-over-year subscription and support revenue growth was 23%.

•	GAAP net loss was $3.3 million compared to a GAAP net loss of $2.4 million in the second quarter of 2014, and GAAP net loss of $3.7 million in the first quarter of 2015.

•	Adjusted EBITDA was $672 thousand, compared to $1.0 million in the second quarter of 2014 and $344 thousand in the first quarter of 2015.

•	Cash on hand as of the end of the second quarter was $29.1 million.
"We are pleased to report our fourth consecutive quarter of record revenues since our IPO, and to continue the strong momentum in 2015," said Jack McDonald, Chairman and CEO of Upland Software. "In addition to record revenues, this quarter saw continued positive Adjusted EBITDA and the addition of 81 new customers."
"We continued to execute against our revenue and Adjusted EBITDA guidance during the second quarter of 2015 and, as a result, we are reaffirming 2015 full year revenue guidance and raising our full year 2015 Adjusted EBITDA guidance," said Mike Hill, CFO of Upland Software.
Second Quarter 2015 Business Highlights
Our enterprise customers achieve greater success and improved outcomes by relying on the Upland family of products. Upland continues to demonstrate why these products are the choice for those who demand unparalleled technology and service. For example, during the second quarter of 2015, Upland:

•	Added 81 new customer relationships, including 10 major accounts, in demanding verticals, such as healthcare, financial services, government and higher education.

•	Delivered 3 new customer-driven product releases focused on providing greater productivity, efficiency and results for users of our:

◦	Enterprise Content Management application, FileBound, with enhanced records management capabilities and new compliance and governance controls, including electronic signature capture.

◦	Professional Services Automation application, Tenrox, with additional analytics views, a new project status reporting module, and enhanced recurring billing and financial planning processes.

◦
Project Portfolio Management application, PowerSteering, with performance and scalability enhancements that further extend its support for the continuous improvement initiatives of large-scale global companies.

Business Outlook
For the quarter ending September 30, 2015, Upland's constant currency total revenue guidance is in the range of $17.8 million to $18.6 million, or growth of 12% at the mid-point over the quarter ended September 30, 2014, and reported total revenue guidance is in the range of $17.2 million to $18.0 million, or growth of 8% at the mid-point over the quarter ended September 30, 2014, based on the current foreign currency exchange rates. Adjusted EBITDA guidance is in the range of $900 thousand to $1.3 million, or Adjusted EBITDA margin of 6% of total revenue at the mid-point for the same period.
For the full year ending December 31, 2015, Upland is reaffirming its revenue guidance and raising its Adjusted EBITDA guidance. For the full year ending December 31, 2015, Upland reaffirms its constant currency total revenue guidance to be in the range of $71.1 million to $74.1 million, or growth of 12% at the mid-point over the full year ended December 31, 2014, and reported total revenue guidance to be in the range of $68.6 million to $71.6 million, or growth of 9% at the mid-point over the full year ended December 31, 2014. For the full year ending December 31, 2015, Upland raises its Adjusted EBITDA guidance to be in the range of $3.4 million to $4.4 million, or Adjusted EBITDA margin of 6% of total revenue at the mid-point for the same period. Upland intends to achieve an 8% to 12% quarterly Adjusted EBITDA margin by the fourth quarter of 2015, or 10% at the mid-point.
Conference Call Details
Upland's executive team will host a live conference call and webcast at 5:00 p.m. Eastern Time today to review Upland's financial results and outlook for the business. The conference call may be accessed within North America by dialing 1.888.684.7501 and outside of North America by dialing 1.925.418.7884, referencing conference code 83585726. The conference call will be simultaneously webcast on Upland's investor relations website, which can be accessed at investor.uplandsoftware.com. This webcast will contain forward-looking statements and other material information regarding Upland's financial and operating results. Accordingly, we draw your attention to our advisory regarding forward-looking statements below and as presented at the outset of the conference call.
Following completion of the live call, a recorded replay of the webcast will be available on Upland's website at investor.uplandsoftware.com. A replay of the conference call will be available as of 8:30 p.m. Eastern Time on August 12, 2015 through 11:59 p.m. Eastern Time on August 27, 2015 at investor.uplandsoftware.com.
About Upland Software
Upland Software, Inc. is a leading provider of cloud-based Enterprise Work Management software. Our family of applications connects people through technology, automates the flow of work and brings visibility to all aspects of the organization. With more than 1,600 customers around the globe, and over 225,000 users, Upland helps teams in IT, marketing, finance, professional services, and process excellence run their operations smoothly, adapt to change quickly and achieve better results every day. To learn more, visit www.uplandsoftware.com.
Non-GAAP Financial Measures
To provide investors with additional information regarding Upland's financial results, Upland has disclosed in the table below and elsewhere in this press release Adjusted EBITDA, a non-GAAP financial measure. Upland provided a reconciliation below of Adjusted EBITDA to net loss, the most directly comparable GAAP financial measure. Upland defines Adjusted EBITDA as net loss, calculated in accordance with GAAP, plus discontinued operations, depreciation and amortization expense, interest expense, net, other expense (income), net, provision for income taxes, stock-based compensation expense, acquisition-related expenses, and one-time litigation expense.
Upland discloses Adjusted EBITDA because it is a key measure used by management, investors, and others to understand and evaluate our financial and operating performance, establish our annual operating budgets and operational goals and to assess the effectiveness of our business strategies. Upland believes it also provides more consistency and comparability with our past financial performance, facilitates period-to-period comparisons of our operations and also facilitates comparisons with other companies, many of which use similar non-GAAP financial measures to supplement their GAAP results. However, Adjusted EBITDA has limitations as an analytical tool, and Adjusted EBITDA should not be considered as an alternative to net loss or any other measure of financial performance calculated and presented in accordance with GAAP. Because of these limitations, you should consider Adjusted EBITDA together with other financial performance measures, including various cash flow metrics, net loss, and our other GAAP results.
Upland's 2015 revenue guidance excludes the impact of reductions due to deferred revenue discounts as a result of GAAP purchase accounting adjustments related to the acquisitions of Solution Q, Inc. and Mobile Commons, Inc. in the fourth quarter of 2014. Upland estimates the total amount of any such adjustments in 2015 to be less than $250 thousand.
Upland's earnings press releases containing such non-GAAP reconciliations can be found in the financial tables that accompany this release.
Forward-looking Statements
This press release contains forward-looking statements, which are subject to substantial risks, uncertainties and assumptions. Accordingly, you should not place undue reliance on these forward-looking statements. These statements often include words such as "believe," "expect," "anticipate," "intend," "plan," "estimate," "seek," "will," "may" or similar expressions. Factors or risks that could cause our actual results to differ from the results we anticipate include, but are not limited to our financial performance and our ability to achieve or sustain profitability or predict financial results; our ability to attract and retain customers; our ability to deliver high-quality customer service; the growth of demand for enterprise work management applications; our ability to effectively manage our growth; our ability to consummate and integrate acquisitions; maintaining our senior management and key personnel; our ability to maintain and expand our direct sales organization; our ability to changing market conditions and competition; our ability to successfully enter new markets and manage our international expansion; the operation of and reliability of our third-party data centers; and other risks and potential risk factors that could affect our business and financial results identified in Upland's filings with the Securities and Exchange Commission (the "SEC"), including Upland's most recent 10-K, filed with the SEC on March 31, 2015, and our recent Quarterly Report on Form 10-Q filed with the SEC on May 15, 2015. All such statements speak only as of the date made. Additional information will also be set forth in Upland's future quarterly reports on Form 10-Q, annual reports on Form 10-K and other filings that Upland makes with the SEC. Upland does not intend or undertake any duty to release publicly any updates or revisions to any forward-looking statements contained herein, whether as a result of new information, future events or otherwise.

Upland Software, Inc. Condensed Consolidated Statements of Operations (Unaudited, in thousands, except share and per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
Revenue:
Subscription and support	$ 14,023	$ 11,805	$ 28,345	$ 23,542
Perpetual license	846	657	1,657	1,097
Total product revenue	14,869	12,462	30,002	24,639
Professional services	2,809	3,749	5,204	7,185
Total revenue	17,678	16,211	35,206	31,824

Cost of revenue:
Subscription and support	4,841	3,346	9,573	6,604
Professional Services	1,732	2,340	3,640	4,737
Total cost of revenue	6,573	5,686	13,213	11,341
Gross profit	11,105	10,525	21,993	20,483

Operating expenses:
Sales & marketing	3,446	4,015	6,978	7,151
Research and development	4,152	3,494	8,078	18,393
Refundable Canadian tax credits	(122)	(138)	(243)	(274)
General and administrative	4,714	3,053	9,833	5,676
Depreciation and amortization	1,063	1,066	2,077	2,121
Acquisition-related expenses	360	231	905	521
Total operating expenses	13,613	11,721	27,628	33,588

Loss from operations	(2,508)	(1,196)	(5,635)	(13,105)

Other Expense:
Interest expense, net	(576)	(419)	(923)	(834)
Other expense, net	(12)	(482)	(524)	(368)
Total other expense	(588)	(901)	(1,447)	(1,202)
Loss before provision for income taxes	(3,096)	(2,097)	(7,082)	(14,307)
(Provision for) benefit from income taxes	(238)	(280)	5	(690)
Net loss	$ (3,334)	$ (2,377)	$ (7,077)	$ (14,997)
Preferred stock dividends and accretion	-	(440)	-	(875)
Net loss attributable to common shareholders	$ (3,334)	$ (2,817)	$ (7,077)	$ (15,872)
Net loss per common share:
Net loss per common share, basic and diluted	$ (0.22)	$ (0.80)	$ (0.48)	$ (4.92)
Weighted-average common shares outstanding, basic and diluted	14,867,947	3,533,198	14,854,139	3,225,077

Upland Software, Inc. Reconciliation of GAAP Net Loss to Adjusted EBITDA (Unaudited, in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014

Reconciliation of Net loss to Adjusted EBITDA:
Net Loss	$ (3,334)	$ (2,377)	$ (7,077)	$(14,997)
Depreciation and amortization expense	2,039	1,807	4,040	3,605
Interest expense, net	576	419	923	834
Other expense (income), net	12	482	524	368
Provision for (benefit from) income taxes	238	280	(5)	690
Stock-based compensation expense	781	183	1,335	367
Acquisition-related expenses	360	231	905	521
Stock-based compensation expense - related party vendor	-	-	-	11,220
Non-recurring litigation costs	-	-	371	-
Adjusted EBITDA	$ 672	$ 1,025	$ 1,016	$ 2,608

Total Revenue	$ 17,678	$ 16,211	$ 35,206	$ 31,824

Adjusted EBITDA margin	4%	6%	3%	8%

Upland Software, Inc. Supplemental Financial Information (Unaudited, in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014

Stock-based compensation:
Cost of revenue	$ 5	$ 12	$ 17	$ 24
Sales and marketing	36	7	50	14
Research and development	109	14	120	29
General and administrative	631	150	1,149	300
Total	$ 781	$ 183	$ 1,336	$ 367

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014

Depreciation:
Cost of revenue	$ 449	$ 287	$ 910	$ 576
Operating expense	111	247	215	484
Total	$ 560	$ 534	$ 1,125	$ 1,060

Amortization:
Cost of revenue	$ 527	$ 454	$ 1,053	$ 908
Operating expense	952	819	1,862	1,637
Total	$ 1,479	$ 1,273	$ 2,915	$ 2,545

Upland Software, Inc. Condensed Consolidated Balance Sheets (Unaudited, in thousands)

	June 30,	December 31,
	2015	2014

Assets
Current assets:
Cash and cash equivalents	$ 29,052	$ 30,988
Accounts receivable, net of allowance	12,906	14,559
Prepaid and other	2,135	2,069
Total current assets	44,093	47,616
Canadian tax credits receivable	3,298	3,959
Property and equipment, net	4,221	3,930
Intangible assets, net	31,697	34,751
Goodwill	44,254	45,146
Other assets	317	284
Total assets	$ 127,880	$ 135,686

Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$ 2,659	$ 2,258
Accrued compensation	2,762	2,372
Accrued expenses and other	3,082	4,304
Deferred revenue	21,629	21,182
Due to seller	1,471	4,365
Current maturities of notes payable	1,505	10,964
Total current liabilities	33,108	45,445

Commitments and contingencies (Note 9)
Canadian tax credit liability to sellers	1,521	1,616
Notes payable, less current maturities	23,041	12,327
Deferred revenue	118	194
Noncurrent deferred tax liability, net	2,760	3,006
Other long-term liabilities	2,067	1,701
Total liabilities	62,615	64,289

Total redeemable convertible preferred stock
Stockholders' equity:
Common stock	2	2
Additional paid-in capital	109,770	108,337
Accumulated other comprehensive loss	(2,204)	(1,716)
Accumulated deficit	(42,303)	(35,226)
Total stockholders' equity	65,265	71,397
Total liabilities and stockholders' equity	$ 127,880	$ 135,686

Upland Software, Inc. Condensed Consolidated Statement of Cash Flows (Unaudited, in thousands)

	Six Months Ended June 30,
	2015	2014
Operating activities:
Net loss	$ (7,077)	$ (14,997)
Adjustments to reconcile net income to net cash (used in) provided by operating activities:
Depreciation & Amortization	4,040	3,605
Deferred Income Taxes	335	286
Foreign currency remeasurement loss	292	-
Non-cash interest and other expense	246	462
Non-cash stock compensation expense	1,335	367
Stock-based compensation-related party vendor	-	11,220
Changes in operating assets and liabilities, net of purchase business combinations:
Accounts receivable	1,517	(3,036)
Prepaids and other	(101)	(1,646)
Accounts payable	414	375
Accrued expenses and other liabilities	(1,017)	676
Deferred revenue	888	2,985
Net cash provided by (used in) operating activities	872	297

Investing activities:
Purchases of property and equipment	(325)	(324)
Purchase of customer relationship	(372)	-
Purchase business combinations, net of cash acquired	(2,820)	-
Net cash used in investing activities	(3,517)	(324)

Financing activities:
Payments on capital leases	(481)	(231)
Proceeds from notes payable, net of issuance costs	23,824	1500
Payments on notes payable	(22,872)	(2,795)
Issuance of Series B redeemable preferred stock, net of issuance costs	-	(97)
Issuance of common stock, net of issuance costs	98	-
Net cash provided by (used in) financing activities	608	(1,623)
Effect of exchange rate fluctuations on cash	101	6
Net change in cash and cash equivalents	(1,936)	(1,644)
Cash and cash equivalents, beginning of period	30,988	4,703
Cash and cash equivalents, end of period	$ 29,052	$ 3,059

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Investor Relations Contact:
Mike Hill

Upland Software
512.960.1031
investor-relations@uplandsoftware.com

Media Contact:
Karoline McLaughlin
Upland Software
512.960.1028
kmclaughlin@uplandsoftware.com